As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2681268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Wacker Drive

Suite 4900

Chicago, Illinois 60606-6303

(Address of Principal Executive Offices)(Zip Code)

Fourth Amended and Restated Heidrick & Struggles

2012 GlobalShare Program

(Full title of the plan)

Tracey Heaton

Chief Legal Officer & Corporate Secretary

233 South Wacker Drive

Suite 4900

Chicago, Illinois 60606-6303

(312) 496-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph P. Michaels

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Heidrick & Struggles International, Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 1,060,000 shares of common stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the Fourth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (the “Program”). The contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May  25, 2012 (File No. 333-181712), June  5, 2018 (File No. 333-225436) and June  22, 2020 (File No. 333-239337) relating to the Program are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Program participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023 (the “2022 Annual Report”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on April 24, 2023;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 1, 2023 and May 25, 2023; and

(d)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 21, 1999, and any subsequent amendment report filed for the purpose of updating that description, including Exhibit 4.02 to the 2022 Annual Report.

In addition, all reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission, unless the Registrant explicitly provides otherwise.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on April 27, 2020 (File No. 000-25837))

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.02 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on April 27, 2020 (File No. 000-25837))

4.3	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Commission on December 19, 2022 (File No. 000-25837))

4.4*	Fourth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included with signature page)

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 14th day of June 2023.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ Stephen A. Bondi
Stephen A. Bondi
Vice President, Controller

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Tracey Heaton and Antony Gabriel, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Krishnan Rajagopalan	Chief Executive Officer & Director (Principal Executive Officer)	June 14, 2023
Krishnan Rajagopalan

/s/ Mark R. Harris	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 14, 2023
Mark R. Harris

/s/ Stephen A. Bondi	Vice President, Controller (Principal Accounting Officer)	June 14, 2023
Stephen A. Bondi

/s/ Elizabeth L. Axelrod	Director	June 14, 2023
Elizabeth L. Axelrod

/s/ Mary E. G. Bear	Director	June 14, 2023
Mary E. G. Bear

/s/ Lyle Logan	Director	June 14, 2023
Lyle Logan

/s/ T. Willem Mesdag	Director	June 14, 2023
T. Willem Mesdag

/s/ Stacey Rauch	Director	June 14, 2023
Stacey Rauch

/s/ Adam Warby	Director	June 14, 2023
Adam Warby